Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated May 9, 2012 accompanying the consolidated financial statements included in the Annual Report of Vuance Ltd. on Form 20-F for the year ended December 31, 2011. We hereby consent to the incorporation by reference of said report in the Registration Statements of Vuance Ltd. on Form S-8 (File Nos. 333-121231 and 333-175785, effective December 14, 2004).

/s/FAHN KANNE & CO. GRANT THORNTON ISRAEL

Tel-Aviv, Israel

May 9, 2012